UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Dun & Bradstreet Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

The following letter was sent to stockholders of Dun & Bradstreet Holdings, Inc. on June 3, 2025.

YOUR VOTE IS IMPORTANT

PLEASE VOTE YOUR PROXY TODAY

June 3, 2025

Dear Dun & Bradstreet Stockholder:

We recently mailed you proxy materials in connection with the special meeting of stockholders of Dun & Bradstreet Holdings, Inc. (“Dun & Bradstreet” or the “Company”) to be held virtually on June 12, 2025 at 11:00 a.m., Eastern Time. Your voting participation is requested for this important meeting.

As you know, on March 23, 2025, Dun & Bradstreet entered into an Agreement and Plan of Merger (as the same may be amended, modified or supplemented from time to time in accordance with its terms, the “Merger Agreement”) by and among the Company, Denali Intermediate Holdings, Inc., a Delaware corporation (“Parent”), and Denali Buyer, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Transactions”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Parent and Merger Sub are subsidiaries of certain investment funds managed by affiliates of Clearlake Capital Group L.P., a Delaware limited partnership (“Clearlake”).

As set forth in the proxy statement, dated May 13, 2025, previously sent to you, Dun & Bradstreet stockholders will be asked at the Dun & Bradstreet special meeting to consider and vote upon: (1) a proposal to adopt the Merger Agreement (the “Merger Agreement Proposal”), (2) a proposal to approve, by a non-binding advisory vote, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Transactions, including the Merger (the “Merger-Related Compensation Proposal”) and (3) a proposal to adjourn the special meeting to a later date or time if necessary or appropriate to ensure that any necessary supplement or amendment to the proxy statement is provided to Company stockholders a reasonable amount of time in advance of the special meeting or to solicit additional proxies in favor of the Merger Agreement Proposal if there are insufficient votes at the time of the special meeting to approve such proposal (the “Adjournment Proposal”).

If the Merger is consummated, stockholders who continuously hold shares of Company common stock through the effective time of the Merger, with certain exceptions set forth in the proxy statement, will be converted into the right to receive $9.15 per share in cash, without interest thereon and subject to deduction for any applicable withholding taxes.

The board of directors of Dun & Bradstreet unanimously recommends that Dun & Bradstreet stockholders vote “FOR” the Merger Agreement Proposal, “FOR” the Merger-Related Compensation Proposal, and “FOR” the Adjournment Proposal.

Approval of the Merger Agreement Proposal requires the affirmative vote of holders of a majority of the outstanding shares entitled to vote on such matter. A failure to vote, assuming a quorum is present, will have the same effect as a vote AGAINST the Merger Agreement Proposal. Accordingly, every vote - no matter how large or small - is important.

Please make sure to vote your shares today (1) by completing, signing and dating the proxy card accompanying the proxy statement and returning it in the postage-paid envelope previously provided, (2) by telephone or (3) through the internet. Instructions regarding all three methods of voting are provided on the proxy card or voting instruction form you received.

Please vote your shares today and please take advantage of Internet or telephone voting as the most prompt means to record your vote and avoid further solicitation costs.

If you have questions or need assistance voting your shares, please contact D.F. King & Co., Inc., which is assisting us, toll free at (866) 620-2536 or via email at DNB@dfking.com.

On behalf of the board of directors of Dun & Bradstreet, thank you for your continued support.

Sincerely,

Anthony M. Jabbour

Chief Executive Officer

YOUR VOTE IS IMPORTANT

THREE EASY WAYS TO VOTE

1.  Vote by Internet. Please access the website listed on the proxy card or voting instruction form sent to you. Have your proxy card or voting instruction form in hand. Follow the instructions provided to vote via the Internet.

2.   Vote by Telephone. Please call the toll-free number listed on the proxy card or voting instruction form sent to you. Have your proxy card or voting instruction form in hand. Follow the instructions provided to vote via telephone.

3.  Vote by Mail. Please mark, sign and date the proxy card or voting instruction form sent to you and return it promptly in the postage-paid envelope provided.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the effects of the proposed acquisition of Dun & Bradstreet by an affiliate of investment funds managed by Clearlake. Forward-looking statements are based on Dun & Bradstreet’s management’s beliefs, as well as assumptions made by, and information currently available to, them. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “predicts,” “potential,” “expects,” “may,” “could,” “might,” “likely,” “will,” “should” and similar references to future periods, or by the inclusion of forecasts or projections. Examples of forward-looking statements include, but are not limited to, statements we make regarding the outlook for our future business and financial performance. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. It is not possible to predict or identify all risk factors. Consequently, the risks and uncertainties listed below should not be considered a complete discussion of all of our potential trends, risks and uncertainties and, except as required by law, we undertake no obligation to make any revisions to any forward- looking statements contained in this communication or to update them to reflect events or circumstances occurring after the date of this communication, whether as a result of new information, future events/developments or otherwise. Investors are cautioned not to place undue reliance on these forward-looking statements.

The risks and uncertainties that forward-looking statements are subject to include, but are not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (ii) the inability to complete the Merger due to the failure to obtain stockholder approval for the Merger or the failure to satisfy other conditions to completion of the Merger; (iii) risks related to disruption of management’s attention from our ongoing business operations due to the Merger; (iv) the effect of the announcement of the Merger on our relationships with our customers, operating results and business generally; (v) the risk that the Merger will not be consummated in a timely manner; (vi) our ability to implement and execute our strategic plans to transform the business; (vii) our ability to develop or sell solutions in a timely manner or maintain client relationships; (viii) competition for our solutions; (ix) harm to our brand and reputation; (x) unfavorable global economic conditions including, but not limited to, volatility in interest rates, foreign currency markets, inflation, and supply chain disruptions; (xi) risks associated with operating and expanding internationally; (xii) failure to prevent cybersecurity incidents or the perception that confidential information is not secure; (xiii) failure in the integrity of our data or systems; (xiv) system failures and personnel disruptions, which could delay the delivery of our solutions to our clients; (xv) loss of access to data sources or ability to transfer data across the data sources in markets where we operate; (xvi) failure of our software vendors and network and cloud providers to perform as expected or if our relationship is terminated; (xvii) loss or diminution of one or more of our key clients, business partners or government contracts; (xviii) dependence on strategic alliances, joint ventures and acquisitions to grow our business; (xix) our ability to protect our intellectual property adequately or cost-effectively; (xx) claims for intellectual property infringement; (xxi) interruptions, delays or outages to subscription or payment processing platforms; (xxii) risks related to acquiring and integrating businesses and divestitures of existing businesses; (xxiii) our ability to retain members of the senior leadership team and attract and retain skilled employees; (xxiv) risks related to changes in the political and legislative landscape in which we operate (including as a result of changes in domestic and international governments and policies) and potential corporate tax reform, and our ability to adapt to those changes as well as adaptation by our key customers and suppliers; (xxv) risks related to registration and other rights held by certain of our largest stockholders; (xxvi) an outbreak of disease, global or localized health pandemic or epidemic, or the fear of such an event, including the global economic uncertainty and measures taken in response; (xxvii) the potential for political, social, or economic unrest, terrorism, hostilities or war, including increased economic uncertainty related to the ongoing conflict between Russia and Ukraine, the conflict in the Middle East, and associated trends in macroeconomic conditions, and (xxviii) the other factors described under the headings “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Cautionary Note Regarding Forward-Looking Statements” and other sections of our Annual Report on Form 10-K filed with the SEC on February 21, 2025, as amended on April 30, 2025 (the “2024 Form 10-K”).

No Offer or Solicitation; Additional Information and Where to Find It

This communication is for informational purposes only and is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities, or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In connection with the Merger, the Company has filed with the U.S. Securities and Exchange Commission (the “SEC”) the proxy statement. The Company may also file other documents with the SEC regarding the Merger. This communication is not a substitute for the proxy statement or any other document that the Company has filed or may file with the SEC or send to its stockholders in connection with the Merger. The proxy statement and proxy cards have been mailed to the Company’s stockholders of record as of the close of business on May 9, 2025. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE MERGER, STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO OR INCORPORATED BY REFERENCE THEREIN) AND ANY OTHER DOCUMENTS FILED OR TO BE FILED BY THE COMPANY WITH THE SEC IN CONNECTION WITH THE MERGER BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE MERGER AND THE BUSINESS TO BE CONDUCTED AT THE SPECIAL MEETING. All such documents, when filed, may be obtained free of charge at the SEC’s website (http://www.sec.gov). These documents, once available, and the Company’s other filings with the SEC also are or will be available free of charge on the Company’s website at https://investor.dnb.com/financials/sec-filings/default.aspx.

Participants in the Solicitation

The Company and its directors and certain of its executive officers and employees may be deemed participants in the solicitation of proxies from the Company’s stockholders in connection with the Merger. Information regarding the names of the Company’s directors and executive officers and certain other individuals and their respective interests in the Company by security holdings or otherwise is set forth in the proxy statement, available at https://www.sec.gov/Archives/edgar/data/1799208/000110465925047992/tm2513251-2_defm14a.htm, and the 2024 Form 10-K, available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0001799208/000179920825000012/dnb-20241231.htm. Please refer to the sections captioned “Interests of Directors and Executive Officers in the Merger” and “Security Ownership of Certain Beneficial Owners” in the proxy statement, and the section captioned “Item 11. Executive Compensation” in the 2024 Form 10-K. To the extent that certain Company participants or their affiliates have acquired or disposed of security holdings since the “as of” date of the proxy statement, such transactions have been or will be reflected on Statements of Change in Ownership on Form 4 or amendments to beneficial ownership reports on Schedule 13D filed with the SEC, which are available at: https://www.sec.gov/cgi-bin/browse-edgar?CIK=0001799208&owner=exclude. Such filings, the proxy statement and the 2024 Form 10-K are available free of charge on the Company’s website at https://investor.dnb.com/financials/sec-filings/default.aspx or through the SEC’s website at www.sec.gov. Free copies of these materials may be obtained as described in the preceding paragraph.